Exhibit 1.01

Stereotaxis, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2021

Introduction

This Conflict Minerals Report for Stereotaxis, Inc. (“Stereotaxis”, “we,” “us,” and “our”) is for the period from January 1 to December 31, 2021 and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). Terms used in this report are defined in the Rule and Form SD. Refer to those sources and to SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for such definitions.

Stereotaxis designs, manufactures and markets an advanced robotic magnetic navigation system for use in a hospital’s interventional surgical suite, or “interventional lab”, that we believe revolutionizes the treatment of arrhythmias by enabling enhanced safety, efficiency, and efficacy for catheter-based, or interventional, procedures. Our primary products include the Genesis RMN System, the Odyssey Solution, and related devices. We also offer to our customers the Stereotaxis Imaging Model S x-ray System.

The Genesis RMN System is designed to enable physicians to complete more complex interventional procedures by providing image-guided delivery of catheters through the blood vessels and chambers of the heart to treatment sites. This is achieved using externally applied magnetic fields that govern the motion of the working tip of the catheter, resulting in improved navigation, efficient procedures, and reduced x-ray exposure.

In addition to the robotic magnetic navigation systems and their components, Stereotaxis also has developed the Odyssey Solution, which consolidates lab information enabling physicians to focus on the patient for optimal procedure efficiency. The system also features a remote viewing and recording capability called Odyssey Cinema, which is an innovative solution that delivers synchronized content for optimized workflow, advanced care, and improved productivity. This tool includes an archiving capability that allows clinicians to store and replay entire procedures or segments of procedures. This information can be accessed from locations throughout the hospital local area network and over the global Odyssey Network providing physicians with a tool for clinical collaboration, remote consultation, and training.

This Report describes the process and results of Stereotaxis’ Conflict Minerals program. Stereotaxis performed a Reasonable Country of Origin Inquiry (RCOI) to determine the source of necessary conflict minerals in our products, and in accordance with the Rule then undertook due diligence measures on the source and chain of custody of those necessary conflict minerals. The purpose of this due diligence was to determine if any of the necessary conflict minerals originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources, to determine whether such products are “DRC conflict free.”

Consistent with the provisions of the Rule, this Conflict Minerals Report has not been audited by an independent private sector auditor.

Design of Conflict Minerals Program and Due Diligence Process

Stereotaxis has a Conflict Minerals program designed to be in conformance with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition, including the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold (collectively, the “OECD Guidance”). In the context of the OECD Guidance Stereotaxis is a “downstream company” in the conflict minerals supply chain. Summarized below are the five due diligence steps taken which align with the OECD Guidance five-step framework:

1.	Maintained a strong company management system:

	a)	We have a Conflict Minerals Policy. The policy has been communicated to our direct suppliers and can be found on our website at http://www.stereotaxis.com/legal/.
	b)	We have an internal cross-functional Conflict Minerals team that oversees the implementation of our Conflict Minerals program. The status of our Conflict Minerals program is reviewed with senior management. We maintain records relating to our Conflict Minerals program.
	c)	We have a system of controls and transparency over our supply chain using the industry-standard Conflict Minerals Reporting Template (“CMRT”), which is a supply chain survey designed to identify the maturity of our suppliers’ conflict minerals programs and identify the smelters and refiners that process the necessary conflict minerals contained in their products.
	d)	We have informed our suppliers of our company policy, and our commitment to be DRC conflict free. Where suppliers are unaware of conflict minerals regulations or have an immature process, we seek to educate them.
	e)	We have a company-level grievance mechanism whereby anyone can confidentially call or email a concern or report a violation of a policy. This can be found in the Ethics and Commitment / Confidential Hot-line section of our website at http://www.stereotaxis.com/legal/.

2. Identified and assessed risks in the conflict minerals supply chain:

a)	We identified conflict minerals risks in our supply chain:

	○	We identified all direct suppliers that supply us with products that might contain Conflict Minerals intentionally added and necessary for the functionality of those products.
	○	We conducted a Reasonable Country of Origin Inquiry (RCOI) with relevant suppliers of parts and materials used in products manufactured by Stereotaxis.
	○	We requested our direct suppliers provide us with a completed industry-standard CMRT. The CMRT includes a section identifying evidence of an active corporate conflict minerals program/policy by each respective supplier, as well as a list of Smelters or Refiners in the supplier’s conflict mineral supply chain.
	○	We followed up with unresponsive suppliers, making multiple attempts to obtain information.
	○	We reviewed CMRT’s and any other documentation provided by our suppliers for completeness and reasonableness. We categorized suppliers according to the responses provided.

b)	We assessed risks of adverse impacts by actively working to discontinue sourcing products from upstream suppliers when we identified a reasonable risk that they are sourcing from, or linked to any party committing serious abuses, consistent with Annex II of the OECD Guidance.

3. Designed and implemented a strategy to respond to identified risks:

a)	We identified the results of our RCOI and identified high risk suppliers to senior management.
b)	We have a risk management plan that includes seeking to reduce or eliminate high risk suppliers.
c)	We have an ongoing risk reduction and management program, which includes a goal that all future product designs are DRC conflict free, periodically reviewing and updating the conflict minerals status of our existing products and striving over time to reduce or eliminate non-conflict-free minerals from the supply chain.
d)	We monitored, and will continue to monitor changes in supplier conflict minerals status, as circumstances change with suppliers and as conflict minerals status ripples through the supply chain to end item manufacturers such as Stereotaxis.

4. Carried out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a)	We engage a third-party which has a comprehensive Verification, Outreach and Due Diligence Process which provides us with detailed information and audit results related to the smelters or refiners in our supply chain.

5. Reported on supply chain due diligence:

a)	We publicly communicated our Conflict Minerals Sourcing Policy on our company website at http://www.stereotaxis.com /legal/.
b)	We publicly disclosed this Conflict Minerals Report on our company website at http://www.stereotaxis.com /legal/.
c)	As allowed by the Rule, obtaining an independent private sector audit of this Report was not required.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Reasonable Country of Origin Inquiry Results

Following the Conflict Minerals program described above, Stereotaxis identified 157 suppliers and original equipment manufacturers in our direct supply chain. We identified 116 of those suppliers as the ones who provide us with components, materials and assemblies where Conflict Minerals are present and necessary to functionality, or for which we were unsure whether the materials or components contained Conflict Minerals. We then performed a RCOI with those 116 suppliers and requested each of them to supply us with a CMRT. 89 of those suppliers provided us with a CMRT.

The CMRT’s we received contained a large number of smelter or refiner names for the facilities these suppliers and their upstream suppliers use to process Conflict Minerals, as well as the specific Conflict Mineral(s) used in their products. After correction, review, and removal of duplicate or alternate names, and elimination of entities we determined were not actually smelters or refiners, and elimination of entities for which we were unable to determine if they were a relevant smelter or refiner, we identified 333 unique smelters.

Of the 333 identified smelters or refiners in our supply chain, our analysis leads us to believe that:

●	49 smelters are known to source, or there is reason to believe they may source, Conflict Minerals from the Covered Countries.
●	54 smelters have unknown countries of origin for their minerals, and additionally are not certified as conformant. Therefore, we cannot, at this time, determine whether or not any of those smelters might have sourced Conflict Minerals from the Covered Countries.

In accordance with the SEC final rules for Conflict Minerals sourced from Covered Countries, because some smelters in our supply chain were identified to be sourcing from Covered Countries, Stereotaxis is required to exercise, and has exercised, due diligence on the Conflict Minerals’ source and chain of custody. Additionally, Stereotaxis is required to follow, and has followed, a nationally or internally recognized due diligence framework (specifically the OECD Guidance) and report the results thereof in a Conflict Minerals report.

Due Diligence Process Results

Of the 49 smelters in our supply chain that are known to source Conflict Minerals from the Covered Countries, Stereotaxis’ due diligence review indicates:

●	44 smelters have active certifications, or are in the process of renewing their certification as a conformant smelter by the Responsible Minerals Initiative (RMI) Responsible Minerals Assurance Process (RMAP). In addition, 6 of these 44 smelters also have London Bullion Market Association (LBMA) Responsible Gold Certifications.
●	3 Tin smelters are activity moving through the RMAP certification process.
●	2 smelters do not have conflict-free certifications, and we have no knowledge that they are pursuing certification at this time.

Based upon responses received from our suppliers as part of RCOI, and our due diligence efforts, we have not been able to confirm that all smelters reported by our suppliers as being in our supply chain are DRC conflict-free.

Stereotaxis did not discontinue business with any supplier simply because the supplier sourced conflict minerals from the Covered Countries. We support conflict-free minerals trade in the DRC region.

Product Determination

Based upon responses received from our suppliers as part of RCOI, we have not been able to confirm the identification of all smelters in our supply chain, nor confirm that all smelters reported by our suppliers as being in our supply chain are DRC conflict-free.

Facility and Mine Information

The table below identifies all the smelter or refiner facilities which, to the extent known as a result of our RCOI, processed the necessary conflict minerals contained in our products. A “Yes” entry in the rightmost column indicates the smelter or refiner has received a conformant smelter designation from an independent third-party audit program.

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Gold	8853 S.p.A.	CID002763	Italy	YES
Gold	Abington Reldan Metals, LLC	CID002708	United States
Gold	Advanced Chemical Company	CID000015	United States	YES
Gold	African Gold Refinery	CID003185	Uganda
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	YES
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	YES
Gold	Alexy Metals	CID003500	United States
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	YES
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	YES
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	YES
Gold	Asahi Pretec Corp.	CID000082	Japan	YES
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	YES
Gold	Asahi Refining USA Inc.	CID000920	United States	YES
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	AU Traders and Refiners	CID002850	South Africa
Gold	Augmont Enterprises Private Limited	CID003461	India
Gold	Aurubis AG	CID000113	Germany	YES
Gold	Bangalore Refinery	CID002863	India	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	YES
Gold	Boliden AB	CID000157	Sweden	YES
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	YES
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	YES
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	YES
Gold	CGR Metalloys Pvt Ltd.	CID003382	India
Gold	Chimet S.p.A.	CID000233	Italy	YES
Gold	Chugai Mining	CID000264	Japan	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	YES
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany	YES
Gold	Dowa	CID000401	Japan	YES

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	YES
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	YES
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	YES
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	YES
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	YES
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India
Gold	Geib Refining Corporation	CID002459	United States	YES
Gold	Gold Coast Refinery	CID003186	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	YES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	YES
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Heimerle + Meule GmbH	CID000694	Germany	YES
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	YES
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	YES
Gold	Istanbul Gold Refinery	CID000814	Turkey	YES
Gold	Italpreziosi	CID002765	Italy	YES
Gold	JALAN & Company	CID002893	India
Gold	Japan Mint	CID000823	Japan	YES
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	YES

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	YES
Gold	K.A. Rasmussen	CID003497	Norway
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Kazzinc	CID000957	Kazakhstan	YES
Gold	Kennecott Utah Copper LLC	CID000969	United States	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	YES
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	YES
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	YES
Gold	Kundan Care Products Ltd.	CID003463	India
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
Gold	L’azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
Gold	L’Orfebre S.A.	CID002762	Andorra	YES
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	YES
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Marsam Metals	CID002606	Brazil	YES
Gold	Materion	CID001113	United States	YES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	YES
Gold	MD Overseas	CID003548	India
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa	YES
Gold	Metallix Refining Inc.	CID003557	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	YES
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	YES
Gold	Metalor Technologies S.A.	CID001153	Switzerland	YES
Gold	Metalor USA Refining Corporation	CID001157	United States	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	YES
Gold	Mitsubishi Materials Corporation	CID001188	Japan	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	YES
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	YES

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Morris and Watson	CID002282	New Zealand
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	YES
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	YES
Gold	NH Recytech Company	CID003189	Korea, Republic of	YES
Gold	Nihon Material Co., Ltd.	CID001259	Japan	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	YES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	Russian Federation
Gold	PAMP S.A.	CID001352	Switzerland	YES
Gold	Pease & Curren	CID002872	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	YES
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	YES
Gold	PX Precinox S.A.	CID001498	Switzerland	YES
Gold	QG Refining, LLC	CID003324	United States
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	YES
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	YES
Gold	Royal Canadian Mint	CID001534	Canada	YES
Gold	SAAMP	CID002761	France	YES
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Safimet S.p.A	CID002973	Italy	YES
Gold	SAFINA A.S.	CID002290	Czech Republic	YES
Gold	Sai Refinery	CID002853	India
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	YES
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Colombia
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany
Gold	Sellem Industries Ltd.	CID003540	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	YES
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	YES
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China
Gold	Shirpur Gold Refinery Ltd.	CID002588	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	YES
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	YES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	YES
Gold	Sovereign Metals	CID003383	India
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	YES
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	YES
Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan
Gold	T.C.A S.p.A	CID002580	Italy	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	YES
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	YES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	YES
Gold	Torecom	CID001955	Korea, Republic of	YES
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	YES
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	YES
Gold	United Precious Metal Refining, Inc.	CID001993	United States	YES
Gold	Valcambi S.A.	CID002003	Switzerland	YES
Gold	Value Trading	CID003617	Belgium
Gold	WEEEREFINING	CID003615	France
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	YES
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	YES
Gold	Yamakin Co., Ltd.	CID002100	Japan	YES
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	YES
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	YES
Tantalum	AMG Brasil	CID001076	Brazil	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	YES

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Tantalum	D Block Metals, LLC	CID002504	United States	YES
Tantalum	Exotech Inc.	CID000456	United States
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	YES
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	YES
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	YES
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	YES
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	YES
Tantalum	H.C. Starck Inc.	CID002548	United States	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	YES
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	YES
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	YES
Tantalum	NPM Silmet AS	CID001200	Estonia	YES
Tantalum	QuantumClean	CID001508	United States	YES
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	YES
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China	YES
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	YES
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	YES
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	YES
Tantalum	TANIOBIS GmbH	CID002545	Germany	YES
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	YES
Tantalum	Telex Metals	CID001891	United States	YES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	YES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	YES
Tin	Alpha	CID000292	United States	YES

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	YES
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	YES
Tin	China Tin Group Co., Ltd.	CID001070	China	YES
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil
Tin	CRM Synergies	CID003524	Spain	YES
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
Tin	Dowa	CID000402	Japan	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Tin	EM Vinto	CID000438	Bolivia	YES
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	YES
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil	YES
Tin	Fenix Metals	CID000468	Poland	YES
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	YES
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	YES
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	YES
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	YES
Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379	China	YES
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil	YES
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	YES
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	Metallic Resources, Inc.	CID001142	United States	YES
Tin	Metallo Belgium N.V.	CID002773	Belgium	YES
Tin	Metallo Spain S.L.U.	CID002774	Spain	YES
Tin	Mineracao Taboca S.A.	CID001173	Brazil	YES

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Tin	Minsur	CID001182	Peru	YES
Tin	Mitsubishi Materials Corporation	CID001191	Japan	YES
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Russian Federation	YES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	YES
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	YES
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	YES
Tin	Pongpipat Company Limited	CID003208	Myanmar
Tin	Precious Minerals and Smelting Limited	CID003409	India
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	YES
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	YES
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	YES
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia	YES
Tin	PT Bangka Serumpun	CID003205	Indonesia	YES
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	YES
Tin	PT Masbro Alam Stania	CID003380	Indonesia
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	YES
Tin	PT Mitra Stania Prima	CID001453	Indonesia	YES
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia	YES
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia	YES
Tin	PT Refined Bangka Tin	CID001460	Indonesia	YES
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	YES
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	YES
Tin	PT Sukses Inti Makmur	CID002816	Indonesia
Tin	PT Timah Nusantara	CID001486	Indonesia
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	YES
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	YES
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	YES
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	YES
Tin	Rui Da Hung	CID001539	Taiwan	YES

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Tin	Soft Metais Ltda.	CID001758	Brazil	YES
Tin	Super Ligas	CID002756	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam	YES
Tin	Thaisarco	CID001898	Thailand	YES
Tin	Tin Technology & Refining	CID003325	United States	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	YES
Tin	Yunnan Tin Company Limited	CID002180	China	YES
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	YES
Tungsten	ACL Metais Eireli	CID002833	Brazil	YES
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil
Tungsten	Artek LLC	CID003553	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	YES
Tungsten	China Molybdenum Co., Ltd.	CID002641	China	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	YES
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil	YES
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	YES
Tungsten	Fujian Xinlu Tungsten	CID003609	China	YES
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	YES
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	YES
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	YES
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	YES
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	YES

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	YES
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	YES
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	China	YES
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408	Russian Federation	YES
Tungsten	Kennametal Fallon	CID000966	United States	YES
Tungsten	Kennametal Huntsville	CID000105	United States	YES
Tungsten	KGETS CO., LTD.	CID003388	Korea, Republic of	YES
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	YES
Tungsten	Moliren Ltd.	CID002845	Russian Federation	YES
Tungsten	Niagara Refining LLC	CID002589	United States	YES
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	YES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	YES
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	YES
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	YES
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	YES

Smelters or Refiners That Sourced from the Covered Countries

The table below lists the smelter or refiner facilities which, to the extent known, processed the necessary conflict minerals in our products or products produced by companies in our supply chain that were sourced from the Covered Countries, and hence were subject to due diligence.

The Conflict-Free Certification designations in the table are:

●	LBMA: The smelter has obtained a Responsible Gold Certification from the London Bullion Market Association (LBMA).
●	RMAP: The smelter has an active certification or is in the process of renewing their certification as a conformant smelter in the Responsible Minerals Assurance Process (RMAP) from the Responsible Minerals Initiative (RMI).
●	RMAP-Active: The smelter is actively moving through the RMAP certification process.

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMAP
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	LBMA, RMAP
Gold	Mitsubishi Materials Corporation	CID001188	Japan	LBMA, RMAP
Gold	Nihon Material Co., Ltd.	CID001259	Japan	LBMA, RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	LBMA, RMAP
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	RMAP
Tantalum	AMG Brasil	CID001076	Brazil	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	RMAP
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	RMAP
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	RMAP
Tantalum	H.C. Starck Inc.	CID002548	United States	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMAP
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMAP
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	RMAP

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter or Refiner Location	Conflict-Free Certification
Tantalum	TANIOBIS GmbH	CID002545	Germany	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMAP
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	RMAP - Active
Tin	EM Vinto	CID000438	Bolivia	RMAP
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	RMAP
Tin	Metallo Belgium N.V.	CID002773	Belgium	RMAP
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	RMAP
Tin	PT Bukit Timah	CID001428	Indonesia	RMAP - Active
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	RMAP
Tin	PT Timah Nusantara	CID001486	Indonesia	RMAP - Active
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	RMAP
Tin	Thaisarco	CID001898	Thailand	RMAP
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMAP
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMAP

Country of Origin

The countries of origin of the Conflict Minerals processed by the smelters and refiners believed to be in our supply chain include the following countries:

Gold:

Argentina; Armenia; Australia; Austria; Belgium; Bermuda; Bolivia; Brazil; Burundi; Cambodia; Canada; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; Finland; France; Germany; Ghana; Guinea; Guyana; Hong Kong; Hungary; India; Indonesia; Ireland; Israel; Italy; Ivory Coast; Japan; Jersey; Kazakhstan; Korea, Republic of; Kyrgyzstan; Laos; Luxembourg; Madagascar; Malaysia; Mali; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; New Zealand; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Saudi Arabia; Sierra Leone; Singapore; Slovakia; South Africa; Spain; Suriname; Sweden; Switzerland; Taiwan; Tajikistan; Tanzania; Thailand; Turkey; United Arab Emirates; United Kingdom; United States; Uzbekistan; Viet Nam; Zambia; Zimbabwe.

Tantalum:

Angola; Argentina; Australia; Austria; ,Belarus; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; ,Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); ,Ecuador; ,Egypt; ,Estonia; ,Ethiopia; ,France; ,Germany; ,Guyana; ,Hungary; ,India; ,Indonesia; ,Ireland; Israel; Italy; Ivory Coast; Japan; Jersey; Kazakhstan; Kenya; Korea, Republic of; Laos; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; Tanzania; Thailand; Uganda; United Kingdom; United States; Viet Nam; Zambia; Zimbabwe.

Tin:

Angola; Argentina; Armenia; Australia; Austria; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hong Kong; Hungary; India; Indonesia; Ireland; Israel; Ivory Coast; Japan; Jersey; Kazakhstan; Kenya; Korea, Republic of; Kyrgyzstan; Laos; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Morocco; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Sweden; Switzerland; Taiwan; Tanzania; Thailand; Turkey; Uganda; United Kingdom; United States; Uzbekistan; Viet Nam; Zambia; Zimbabwe.

Tungsten:

Angola; Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guinea; Guyana; Hungary; India; Indonesia; Ireland; Israel; Ivory Coast; Japan; Kazakhstan; Korea, Republic of; Laos; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; Tanzania; Thailand; Uganda; United Kingdom; United States; Viet Nam; Zambia; Zimbabwe.

Steps to be Taken to Mitigate Risk

Stereotaxis plans to continue to work with our suppliers as deemed appropriate to help them understand and satisfy our conflict-free and reporting expectations. We will continue to monitor the progress of suppliers which report to be sourcing from non-conformant smelters believed to source conflict minerals from the Covered Countries, work to improve supplier response rates, and continue to evolve our internal due diligence determination process.

Additional Risk Factors

Our conflict minerals disclosure is made in good faith and based on our best efforts. However, other factors could have led to errors in the disclosure. They include, but are not limited to gaps in supplier data, error in supplier knowledge, gaps in smelter auditing processes, errors in public data, errors in language translation, and delays in reporting data through the lengthy supply chain that exists between the upstream smelters or refiners and Stereotaxis as an end-item manufacturer.